Exhibit 10.1

CONSULTING AGREEMENT

This consulting agreement (the “Agreement”) is entered into as of the 20th day of January 2005 (the “Effective Date”), by and between Stephen D. King (“Consultant”), and Wits Basin Precious Minerals Inc., a Minnesota corporation (the “Company”).

WHEREAS, Consultant is a member of the Company’s Board of Directors; and

WHEREAS, the Company and Consultant wish to enter into an agreement whereby Consultant will provide to the Company, outside of and in addition to his services as a Director, strategic merger, acquisition and corporate advice on a consulting basis.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.   Consulting Services.   During the term of this Agreement, Consultant shall from time to time perform consulting services to provide strategic merger, acquisition and corporate advice with regard to the Company’s Colorado mining opportunities, as well as other consulting services, which may in the future be mutually agreed upon by the Company and Consultant, as an independent contractor to the Company. Nothing herein shall be deemed to provide Consultant the authority to directly promote or sell the Company’s common stock or other securities.

2.   Compensation.   In consideration of the services to be rendered by Consultant hereunder during the Term, the Company shall pay Consultant as follows:

(a)   $32,000 on the Effective Date;

(b)   $12,000 payable on March 31, 2005, so long as the Agreement has not been terminated by either party for any reason, or no reason, prior to such date;

(c)   The parties contemplate the issuance by the Company of a stock option or a stock grant relating to the Company’s common stock in a manner and amount to be agreed upon by the parties. Nothing herein shall constitute an obligation of the Company to issue such option or grant unless and until the parties have entered into a definitive agreement providing for such;

(d)   The Company shall reimburse Consultant for all reasonable and necessary expenses incurred and paid by Consultant in connection with the provision of consulting services to the Company pursuant to the terms hereof. Requests for expense reimbursement should be submitted with itemized receipts or other evidence of such expenses.

3.   Term; Termination.   Unless terminated earlier by either party for any reason, or no reason, with thirty (30) days’ prior written notice to the other party, the term of this Agreement shall be for a period of one (1) year from the Effective Date.

4.   Confidentiality Obligations.   As a condition to Consultant’s continuing relationship with the Company as a consultant, Consultant understands and agrees as follows:

(a)   Consultant hereby acknowledges that he may have received, or may receive in the future, certain confidential or non-public information from the Company concerning the Company (collectively, the “Confidential Information”). The term Confidential Information shall also include all reports, analyses, notes or other information that are based on, contain or reflect any evaluation material.

(b)   Consultant shall use the Confidential Information solely for the purpose of performing the services required to be performed by Consultant hereunder. Consultant, and any representatives and agents of Consultant, shall keep all Confidential Information confidential by Consultant, and shall not disclose any Confidential Information without the prior written consent of the Company; provided, however, that any of such information may be disclosed to Consultant’s representatives or agents who need to know such information for the purpose of performing such services required to be performed hereunder (it being understood that Consultant shall inform such representatives and agents of the confidential nature of the Confidential Information and shall direct such representatives and agents to treat such information confidentially). Consultant shall be responsible for any breach of this Agreement by his representatives or agents.

(c)   Following the completion of his engagement by the Company, Consultant and any representatives or agents of Consultant shall promptly return any Confidential Information in their respective possessions to the Company, without retaining any copy thereof, and destroy all analyses, compilations, studies or other documents prepared by or for internal use which reflect, contain or embody Confidential Information.

(d)   Consultant acknowledges and agrees that a violation of the terms of this Agreement would cause irreparable harm to the Company, and that the Company’s remedy at law for any such violation would be inadequate. In recognition of the foregoing, Consultant agrees that, in addition to any other relief afforded by law, including damages sustained by a breach of this Agreement and without any necessity of proof of actual damage, the Company shall have the right to enforce this Agreement by specific remedies, which shall include, among other things, temporary and permanent injunctions, it being the understanding of Consultant and the Company that both damages and injunctions shall be proper modes of relief and are not to be considered as alternative remedies.

(e)   For the purposes of this Agreement, the definition of “Confidential Information” shall not include information which (A) had been made previously available to the public by the Company; (B) is or becomes generally available to the public, unless the information being made available to the public results in a breach of this Agreement; (C) prior to disclosure to Consultant or Consultant’s representatives or agents, was already rightfully in any such person’s possession without any requirement of confidentiality or (D) is obtained by Consultant or Consultant’s representatives or agents from a third party who is lawfully in possession of such information, and not in violation of any contractual, legal or fiduciary obligation to the Company, with respect to such information and who does not require Consultant to refrain from disclosing such information to others.

5.   Status of Consultant as Independent Contractor.

(a)   Using his best efforts, Consultant shall devote such time to the performance of the services described in this Agreement as may be necessary to satisfactorily complete the such services.

(b)   Consultant shall be an independent contractor in the performance of this Agreement, and shall not be deemed an employee of the Company for any purpose whatsoever. Neither Consultant nor any employees of Consultant shall participate in any benefit programs for the Company employees, including without limitation health benefits, life insurance, pension or profit sharing plans and paid vacation and sick leave. Consultant shall be solely responsible for the payment of his income taxes as required by any and all government agencies with respect to compensation paid to Consultant by the Company, and shall comply with all regulations therefrom.

(c)   Consultant shall have no power to act as an agent of the Company or bind the Company in any respect.

6.   Miscellaneous.

(a)   Entire Agreement.   This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements. This Agreement may not be amended or modified in any manner except by an instrument in writing signed by the parties.

(b)   Severability.   The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted. If any provision is unenforceable because it is overbroad, the parties agree that such provision shall be limited to the extent necessary to make it enforceable, it being the intent of the parties that provisions of this Agreement be enforced to the maximum extent possible.

(c)   Construction.   This Agreement shall be deemed to have been entered into in, and shall be construed and enforced in accordance with the laws of the State of Minnesota.

(d)   Waivers.   The failure of any party to insist, in any one or more instances, upon the performance of any of the terms or conditions of this Agreement or to exercise any right, shall not be construed as a waiver of the future performance of any such term or condition or the future exercise of such right.

(e)   Notices.   Any notice to be given shall be sufficiently given when received, and, if mailed, shall be deemed received three (3) business days after the date of mailing if sent by certified mail, postage prepaid, to the address of the party set forth below (or to such other address as the party shall designate by written notice).

If to the Company, to:	Wits Basin Precious Minerals Inc. 80 South 8th Street, Suite 900 Minneapolis, MN 55402 Attention: Chief Executive Officer
If to Consultant, to:	Stephen D. King Three Ravinia Drive, Suite 1950 Atlanta, GA 30350

(f)   Assignment.   Consultant may not assign or subcontract his rights or obligations under this Agreement without the prior written consent of the Company. The Company may assign its rights to any affiliated entity.

IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

WITS BASIN PRECIOUS MINERALS INC.	CONSULTANT:

By /s/ H. Vance White	/s/ Stephen D. King
Its Pres & CEO	Stephen D. King